Exhibit 10.2

                      CONTRIBUTION AND ASSIGNMENT AGREEMENT

     This CONTRIBUTION AND ASSIGNMENT AGREEMENT (this "Agreement"), is dated as of January 1, 2005, and is by and between RIDGEWOOD OLINDA, LLC, a Delaware limited liability company ("Ridgewood Olinda"), RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION, a Delaware business trust ("B Fund"), and RIDGEWOOD RHODE ISLAND GENERATION, LLC, a Delaware limited liability company ("Ridgewood Rhode Island"). Ridgewood Olinda, the B Fund and Ridgewood Rhode Island may be referred to herein collectively as the "Parties" and individually as a "Party"

                                   WITNESSETH

     WHEREAS, Ridgewood Olinda owns two (2) Deutz TBG620V16K Gensets (the "Equipment"), which Equipment is subject to an outstanding loan, evidenced by a certain loan agreement and related documents between Ridgewood Olinda and U.S. Bancorp (the "U.S. Bancorp Loan"); and

     WHEREAS, the Equipment was originally installed by Ridgewood Olinda at the Olinda/Alpha Landfill in Brea, California; and

     WHEREAS, the B Fund formed Ridgewood Rhode Island to construct and develop a landfill-gas fired electric generation facility at the Johnston Landfill located in Johnston, Rhode Island and currently owns a 100% of Ridgewood Rhode Island, and

     WHEREAS, Ridgewood Olinda and Ridgewood Rhode Island are affiliates in that they are both managed by Ridgewood Power Management LLC and the B Fund and Ridgewood Electric Power Trust I ("Trust I"), the owner of Ridgewood Olinda, are both managed by Ridgewood Renewable Power, LLC; and

     WHEREAS, the Parties have determined that it would be beneficial to each Party to transfer and assign the Equipment to Ridgewood Rhode Island, all upon the terms and conditions hereof.

     NOW, THEREFORE, the Parties agree as follows:

     1) Assignment. Ridgewood Olinda hereby assigns, grants, delivers and transfers to Ridgewood Rhode Island possession and use of and control over, the Equipment, including, but not limited to, any claims, actions, or damages associated with or any payment made pursuant to the warranty of such Equipment provided by Stewart & Stevenson ("S&S") pursuant to a certain Settlement Agreement between S&S and Ridgewood Olinda, dated July 9, 2003. The B Fund and Ridgewood Rhode Island agree that the Equipment will be used exclusively by Ridgewood Rhode Island at the Johnston Landfill, unless otherwise agreed by the Parties. Notwithstanding such assignment, Ridgewood Olinda shall retain ownership of and title to the Equipment, except as otherwise provided in Paragraph 4.

     2) Assumption. Ridgewood Rhode Island hereby accepts the foregoing assignment and transfer and agrees to accept all obligations associated with the Equipment, including but not limited to, repair and maintenance, operations and insurance, provided however, that neither Ridgewood Rhode Island nor the B Fund shall have any obligations or liability associated with the U.S. Bancorp Debt, it being specifically understood that Ridgewood Olinda retains all rights and obligations thereunder, or any other obligations of Ridgewood Olinda with respect to the Equipment arising prior to the date hereof Ridgewood Olinda shall indemnify, defend and hold the B Fund and Ridgewood Rhode Island harmless from and against any and all claims, damages, fines, penalties or actions arising prior to the date hereof, including but not limited to, the U. S. Bancorp Loan.

     3) Ownership Interest. In exchange and as consideration for the assignment of the Equipment, as set forth in Paragraph 1 hereof the B Fund hereby assigns, grants and transfers to Ridgewood Olinda all right, title and interest in and to a fifteen (15%) percent ownership interest in Ridgewood Rhode Island. The B Fund and Ridgewood Olinda agree to enter into an "Amended and Restated Limited Liability Company Agreement for Ridgewood Rhode Island Generation, LLC" a copy of which is attached hereto as Exhibit A.

     4) Transfer of Ownership. Upon payment in full of the U.S. Bancorp Loan and discharge of any liens associated therewith, Ridgewood Olinda agrees to transfer ownership of and free and clear title to the Equipment to Ridgewood Rhode Island.

     5) Lease Agreement Terminated. Upon execution of this Agreement, the Lease Agreement entered into by Ridgewood Olinda and the B Fund, dated October 1, 2003, a copy of which is attached hereto as Exhibit B, shall terminate and be of no further force and effect.

     6) Entire Agreement This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intent has been made by any party which is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement of intention not embodied herein.

     7    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

     8. Miscellaneous. This Agreement cannot be amended or modified except by a writing signed by both parties. It may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute the same instrument. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their behalf as of the date first set forth above.

RIDGEWOOD OLINDA, LLC
By: Ridgewood Management Corporation

By. /s/ John J. Bahrs
    -----------------
Name: John J. Bahrs
     -----------------
Title: VP - Operations
      -----------------


RIDGEWOOD B FUND/PROVIDENCE EXPANSION
By: Ridgewood Renewable Power, LLC, its Manager


By: /s/ Randall D. Holmes
    -----------------
Name: Randall D. Holmes
      -----------------
Title:President & C.O.O.
      -----------------


RIDGEWOOD RHODE ISLAND GENERATION, LLC


By: /s/ John J. Bahrs
    -----------------
Name: John J. Bahrs
     -----------------
Title: VP - Operations
      -----------------

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       Of
                      RIDGEWOOD RHODE ISLAND GENERATION LLC


     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of RIDGEWOOD RHODE ISLAND GENERATION LLC (this "Agreement") is entered into as of this 1st day of January, 2005 among RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION, a Delaware business trust ("B Fund"), RIDGEWOOD OLINDA, LLC, a Delaware limited liability company ("Ridgewood Olinda"), and RIDGEWOOD RHODE ISLAND GENERATION, LLC, a Delaware limited liability company ("Ridgewood Rhode Island" or the "Company"). The B Fund, Ridgewood Olinda, and Ridgewood Rhode Island may be referred to herein collectively as the "Parties" and individually as a "Party".

                                    RECITALS

     WHEREAS, on March 4, 2002, the B Fund formed Ridgewood Rhode Island under the New Jersey Limited Liability Company Act to develop and construct a six (6) megawatt ("MW") landfill gas fueled electric generation facility at the Johnston Landfill in Johnston, Rhode Island; and

     WHEREAS, on December 24, 2002, Ridgewood Rhode Island was converted to a Delaware limited liability company in accordance with Delaware Limited Liability Company Act, 6 Del. C. ss.18-101 et seq; (the "Delaware Act");and

     WHEREAS, Ridgewood Olinda owned certain landfill gas electric generating equipment with a capacity of 2.5 MW located at the Olinda/Alpha Landfill in Brea, California (the "Equipment"); and

     WHEREAS, pursuant to a certain "Assignment and Contribution Agreement," of even date herewith, among the B Fund, Ridgewood Olinda and Ridgewood Rhode Island, a copy of which is attached hereto as Exhibit A, Ridgewood Olinda agreed to contribute the possession, use, and ultimately, the ownership of the Equipment to Ridgewood Rhode Island in exchange for a fifteen (15%) percent ownership interest in Ridgewood Rhode Island; and

     WHEREAS, the Parties agreed to amend and restate the Limited Liability Agreement of Ridgewood Rhode Island in its entirety as follows.

     NOW, THEREFORE, for good and valuable consideration, the Parties, intending legally to be bound, agree as follows:

                                   ARTICLE I:
                                  ORGANIZATION

     1.1 Organization. The Company was initially formed by the fling of a Certificate of Formation with the State of New Jersey on March 4, 2002 pursuant to the New Jersey Act. The Company was converted from a New Jersey limited liability company to a Delaware limited liability company by fling a Certificate of Formation and a Certificate of Conversion with the State of Delaware under the Delaware Act on December 24, 2002. Under the Delaware Act, the existence of the Company in Delaware shall be deemed to have commenced on March 4, 2002. The Members and Company do hereby memorialize their approval of and consent to the conversion of the Company from a New Jersey limited liability company to a Delaware limited liability company under the Delaware Act. The Company filed a Certificate of Cancellation in New Jersey on December 30, 2002. The existing Certificate of Formation filed In Delaware states that the registered agent and registered office of the Company in Delaware shall Initially be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Certificate of Formation may be restated by the Manager (as hereinafter defined) as provided in the Delaware Act or amended by the Manager with respect to the address of the registered office of the Company in Delaware or the name and address of the registered agent of the Company in Delaware or to make corrections required by the Delaware Act. The Certificate of Formation as so amended from time to time is referred to herein as the "Certificate".

     1.2 Purposes and Powers. Unless the Manager otherwise determines, the Company shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Delaware Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company, including without limitation the following powers:

          (a) to conduct its business and operations in any state or territory of the United States or in any foreign country or jurisdiction;

          (b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

          (c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned, or invested;

          (d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the Company, including without limitation, guaranties of obligations of other persons who are interested in the Company or in whom the Company has an interest;

          (e) to appoint one or more managers of the Company, to employ officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

          (f) to indemnify any person in accordance with the Delaware Act or otherwise to the extent not prohibited by the Delaware Act or other applicable law, and

          (g) to institute, prosecute, and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the Company or any of its assets.

     1.3 Principal Place of Business of Company. The Company's principal place of business shall be do Ridgewood Management Corporation, 1314 King Street, Wilmington, Delaware 19801. The Manager may change the Company's principal place of business from time to time in the Manager's sole discretion.

     1.4 Reservation of Management of Company to Manager. The Company shall be managed by a manager which shall have the powers and duties set forth in Article 5 (the "Manager").

     1.5 Initial Manager. The name and address of the Manager shall be listed on Exhibit A and said schedule shall be amended from time to time by the Manager to reflect the resignation or removal of the Manager or the appointment of a new or additional Manager pursuant to this Agreement.

     1.6 Limited Liability of Manager. The Manager shall not be personally obligated to any third party for any debt, obligation or liability of the Company solely by reason of acting as a Manager.

     1.7 Admission of Additional Members. Whether additional members shall be admitted as members of the Company shall be in the sole discretion of the Members. If, at any time, the Company has two or more members, the members shall with reasonable promptness make all amendments to this Agreement necessary to reflect their agreement concerning the allocation of the Company's profits and losses, the allocation of management rights, and other appropriate matters.

     1.8 Annual Accounting Period of Company. The Company's annual accounting period for financial and tax purposes shall be the calendar year or other appropriate period as determined by the Manager.

     1.9 Effect of Delaware Act. Except as otherwise provided in this Agreement or by law, the business and internal affairs of the Company shall be governed by the Delaware Act.

     1.10 Members and Membership Interest. The names of the Members and their ownership interests in the Company is set forth in Exhibit A

                                   ARTICLE II
             PROTECTION OF LIMITED LIABILITY OF MEMBERS AND MANAGER

     2.1 Limitation of Liability of Members. Except as otherwise provided in the Delaware Act, the Members of the Company shall not be obligated personally for any debt, obligation or liability of the Company or of any future member, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, a Member shall not have any fiduciary or other duty to another member with respect to the business and affairs of the Company, and a Member shall not be liable to the Company or any other member for acting in good faith reliance upon the provisions of this Agreement. A Member shall not have any responsibility to restore any negative capital balance or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company, except as required by the Delaware Act or other applicable law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Delaware Act shall not be grounds for making its Members or Manager responsible for the liabilities of the Company.

     2.2 Use of "LLC" with Company Name. The Manager shall ensure that the abbreviation "LLC" appears after the name of the Company in all Company stationery, checks, business cards, invoices, advertisements and other media containing the name of the Company and likely to be read, seen or heard by third parties.

     2.3  Separate Books and Accounts. The Manager shall ensure:

     (a) that the books and accounts of the Company are maintained separately from those of the Members and the Manager,

     (b) that there is no commingling of the assets of the Company with those of the Members or the Manager, and

     (c) that the Members do not borrow money or other assets from the Company or lend money or other assets to it except on the basis of reasonable documentation and arm's length terms.

     2.4 Adequate Capitalization. The Manager shall use its best efforts to ensure that the Company's cash and other assets, cash flow, insurance and other financial resources are sufficient to enable it to meet its reasonably foreseeable liabilities when due.

     2.5 Signing of Agreements, etc. In signing any agreement or other document on behalf of the Company, the Manager shall expressly identify itself as a manager. In dealings with third parties on behalf of the Company, the Manager shall identify the Company as the party on whose behalf it is acting and shall identify itself as the manager of the Company.

     2.6 No Misleading Third Parties. The Manager shall use its best efforts to ensure that no third party is misled into believing that any Member or the Manager is personally liable for any Company obligation.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

     The Members may make capital contributions to the Company in their sole discretion but shall not be required at any time to make capital contributions to the Company and shall not be subject to any penalties or damages for failure to make any capital contributions. The Members shall look only to the assets of the Company for return of its capital contributions.

                                   ARTICLE IV
                    ALLOCATIONS AND DISTRIBUTIONS OF PROFITS

     4.1 Allocations/Distributions. All items of profit and loss, income, gain, expenses, loss, deduction and credit shall be allocated to the Members in accordance with their interest, as set forth in Exhibit A. Distributions, if any, of cash from operations shall likewise be distributed to the Members in accordance with their interests as set forth in Exhibit A.

     4.2 Decisions Concerning Allocations and Distributions. It shall be within the sole and exclusive discretion of the Manager to decide:

     (a) whether to make a distribution of profits or other assets to the Members; and

     (b)  the timing and amount of any such distribution;

provided, however, that the Company shall make no such distribution if, immediately after the distribution, the Company's liabilities would exceed its assets.

                                    ARTICLE V
                                   MANAGEMENT

     5.1 Authority of Manager. To the maximum extent permitted by the Act, control and supervision of the activities of the Company shall be vested in the Manager.

     5.2 Appointing and Removing Manager. The Members, in their sole discretion, may without liability appoint or remove the Manager at any time with or without cause.

     5.3 Manager Compensation. Etc. The Manager shall be compensated by the Company for the Manager's services under this Agreement to such extent and in such manner as the Members shall determine from time to time in the Members' sole discretion.

     5.4 Indemnification of Members and Manager. The Company shall indemnify the Members and the Manager to the fullest extent permitted, by applicable law from and against any claim against the Members acting in its capacity as a member or the Manager acting in its capacity as a manager.

     5.5 Advances of Litigation Expenses. The Company shall advance litigation expenses to the Members or the Manager for any claim against the Members acting in their capacity as a member or the Manager acting in its capacity as a manager.

                                   ARTICLE VI
               TRANSFERS AND PLEDGES OF MEMBERSHIPS AND INTERESTS

     6.1 Transfers of Membership Rights. A Member in its sole discretion may transfer (whether by sale, gift or otherwise) all or any part of such Member's membership rights, including economic and non-economic rights, to any person at any time. The Member may make any such transfer under any terms and conditions which the Member deems appropriate, provided however, that any such transfer shall require the consent of the other members, if any, which consent shall not be unreasonably withheld.

     6.2 Pledges. A Member shall have exclusive and absolute discretion to pledge all or any part of such Member's membership rights to any person at any time as collateral for any of debt of the Member. A Member may make any such pledge under any terms and conditions which the Member deems appropriate, provided however, that any such pledge shall require the consent of the other members, if any, which consent shall not be unreasonably withheld.

                                   ARTICLE VII
                        BOOKS OF ACCOUNTS, REPORTS, ETC.

     The Company shall maintain on a current basis accurate books of account in accordance with financial standards normally applied to business organizations generally similar to the Company in size and business activities.

                                  ARTICLE VIII
                                   DISSOLUTION

     8.1 Dissolution of Company. The Members in their sole and absolute discretion may determine whether and when to dissolve the Company. The Company shall be dissolved upon fling of a Certificate of Cancellation with the appropriate office of the State of Delaware.

     8.2 Date of Termination of Legal Existence of Company. The Certificate of Cancellation shall set forth the effective date of the cancellation of the Company's certificate of formation. On that date, the legal existence of the Company shall terminate.


     8.3 Winding Up and Liquidation of Company; Distribution of Company Assets. Promptly after determining to terminate the legal existence of the Company, the Manager shall wind up its business and internal affairs, shall liquidate it, and shall distribute its assets to the Members and to creditors as required by the Act.

                                   ARTICLE IX
                              TERM AND TERMINATION

     9.1 Term and Termination. The term of this Agreement shall begin on the effective date and shall end upon the earlier of:

     (a) the date on which the Company ceases to exist under this Agreement or under other applicable law; and

     (b)  the date on which the Parties determine to terminate the Agreement.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1 Entire Agreement. This Agreement contains the complete agreement between the Parties concerning its subject matter, and it replaces all earlier agreements between them, whether written or oral, concerning its subject matter.

     10.2 Amendments. No amendment of this Agreement or of the Certificate shall be valid unless it is set forth in a writing signed by the Parties.

     10.3 Notices. All notices under this Agreement shall be in writing. They shall be sent by fax or by registered U.S. mail, return receipt requested, and in both cases by regular mail, to the parties at their respective addresses as stated on Exhibit A to this Agreement. A Party may change the Party's address for purposes of this Article 10.3 at any time upon reasonable notice to the other parties. Notices shall be deemed to have been received when actually received.

                  [Remainder of Page Left Intentionally Blank]

     10.4 Governing law. This Agreement shall be governed exclusively by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.

            RIDGEWOOD POWER B FUND/PROVIDENCE EXPANSION,
            A Member
            By: Ridgewood Renewable Power LLC, Managing Shareholder


                By: /s/ Randall D. Holmes
                    -----------------------
                    Name:  Randall D. Holmes
                           ----------------
                    Title: President
                           ----------------

          RIDGEWOOD OLINDA, LLC
          A Member
          By: Ridgewood Management Corporation; Manager


                By: /s/ John J. Bahrs
                    -----------------------
                    Name:  John J. Bahrs
                           ----------------
                    Title: VP - Operations
                           ----------------


          RIDGEWOOD RHODE ISLAND GENERATION LLC,
          the Company
          By: Ridgewood Management Corporation, Manager

                By: /s/ John J. Bahrs
                    -----------------------
                     Name: John J. Bahrs
                           ----------------
                     Title: VP - Operations
                           ----------------

                                    EXHIBIT A
                      RIDGEWOOD RHODE ISLAND GENERATION LLC

--------------------------------------------------------------------------------
                          Name and Address of Company
--------------------------------------------------------------------------------

                      Ridgewood Rhode Island Generation LLC
                  c/o Ridgewood Management Corporation, Manager
                                1314 King Street
                           Wilmington, Delaware 19801

--------------------------------------------------------------------------------
              Name and Address of Members and Interest in Company
--------------------------------------------------------------------------------

Members:


                   Ridgewood Power B Fund/Providence Expansion
             c/o Ridgewood Renewable Power LLC, Managing Shareholder
                               947 Linwood Avenue
                               Ridgewood, NJ 07450

                              Ridgewood Olinda, LLC
                       c/o Ridgewood Power Management, LLC
                               947 Linwood Avenue
                               Ridgewood, NJ 07450

Membership Interest:

Ridgewood Power B Fund/ Providence Expansion-85%
Ridgewood Olinda, LLC-15%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          Name and Address of Manager
--------------------------------------------------------------------------------

                        Ridgewood Management Corporation
                                1314 King Street
                           Wilmington, Delaware 19801

--------------------------------------------------------------------------------

                                 LEASE AGREEMENT

     This Lease Agreement (the "Agreement") is made as of the 1st day of October, 2003, by and among Ridgewood Rhode Island Generation LLC, a Delaware limited liability company ("Lessee") and Ridgewood Olinda LLC, a Delaware limted liability company ("Owner" or "Lessor"). Lessee and Owners shall be referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     Some of the facts and circumstances surrounding this Agreement are the following:

     The Owner owns two 1.2-megawatt Deutz Model TBG620V16K engine generator sets (the "Equipment") that it acquired in 2002.

     Lessee is developing a landfill gas fired electrical generation plant in Johnston, Rhode Island (the "Expansion Project").

     Owner desires to lease the Equipment to Lessee for use at the Expansion Project and Lessee desires to lease such Equipment.

1    All right, title and interest to the Equipment remains with the Owner.

2. This Agreement is effective as of the date first set forth above and shall remain in full force and effect so long as the Expansion Project is in operation. This Agreement cannot be terminated if the Expansion Project is In operation unless by agreement of the Parties.

3. Beginning on the commercial operation date of the Expansion Project, Lessee will pay Owner 15% of the "Available Net Cash Flow" generated by the Expansion Project. For purposes of this Agreement, Available Net Cash Flow is defined as the total cash received from the Expansion Project's operations less (i) all operating and other cash expenditures, and (ii) such reserves for operating expenses, debt service and other actual or contingent obligations and liabilities of the Expansion Project that Ridgewood Power Management LLC ("Ridgewood"), the Expansion Project's operator, may determine are necessary or advisable.

4. The Lessee (a) will maintain the Equipment in good working order and in accordance with good maintenance standards, (b) will maintain commercially reasonable insurance coverage on the Equipment, (c) is responsible for all costs of installing the Equipment at the Expansion Project, (d) is responsible for all costs of operating, maintaining, permitting and licensing the Equipment, including all real and personal property taxes. All costs incurred by Lessee pursuant to this paragraph with respect to the Equipment shall be deemed "operating expenditures" for the purposes of this Agreement.

5. The Lessee shall Indemnify the Owner and hold it harmless against all liens and claims arising out of the Lessee's installation and use of the Equipment

6. Owner and Lessee represent that they have lawful power to enter into this Agreement.

7. Lessee acknowledges that the Equipment is collateral for a loan payable by Owner to US Bancorp Leasing & Financial, an Oregon corporation.

8.   This Agreement can be amended only by a writing signed by the Parties.

9. This Agreement is governed by the laws of Delaware applying to contracts having their most significant contacts with Delaware.

10. This Agreement is the entire agreement among the parties as to its subject matter and supersedes all prior agreements among them.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first stated above.

          Ridgewood Olinda LLC, Owner
          By: Ridgewood Management Corporation, Manager


                By:     /s/ Christopher I. Naunton
                        ------------------------------------------
                Name:   Christopher I. Naunton
                Title:  Vice President and Chief Financial Officer


          Ridgewood Rhode Island Generation LLC, Lessee
          By: Ridgewood Management Corporation, Manager


                By:     /s/ Christopher I. Naunton
                        ------------------------------------------
                Name:   Christopher I. Naunton
                Title:  Vice President and Chief Financial Officer



                                      -2-